Exhibit 10.2
FIRST AMENDMENT TO THE LIFEPOINT HOSPITALS, INC.
AMENDED AND RESTATED 1998 LONG-TERM INCENTIVE PLAN
RECITALS:
     WHEREAS, LifePoint Hospitals, Inc. (the “Corporation”) established the LifePoint Hospitals, Inc. Amended and Restated 1998 Long-Term Incentive Plan (the “Plan”) through which the Corporation may award incentives based on the common stock of the Corporation (the “Common Stock”) to employees, consultants and independent contractors of the Corporation and its affiliates;
     WHEREAS, the Corporation desires to amend the Plan to (i) increase the number of shares of Common Stock that may be subject to awards granted under the Plan and (ii) increase the limit on the number of shares of Common Stock that may be granted under the Plan pursuant to certain types of awards; and
     WHEREAS, the stockholders of the Corporation approved this Amendment to the Plan in the annual meeting of the Corporation on May 13, 2008;
     NOW, THEREFORE, the Plan is hereby amended as follows, effective May 13, 2008:
1. The provisions of Section 3.1 are hereby deleted in their entirety and the following provisions are inserted in their place:
     3.1 Number of Shares. Subject to the following provisions of this Section 3, the aggregate number of shares of Common Stock that may be issued pursuant to all Awards under the Plan is 15,725,000 shares of Common Stock; provided, however, that no more than 2,825,000 of such shares of Common Stock may be issued pursuant to Performance Awards, Restricted Stock Units and Restricted Stock Awards in the aggregate. The shares of Common Stock to be delivered under the Plan will be made available from authorized but unissued shares of Common Stock or issued shares that have been reacquired by the Corporation. To the extent that an Award is forfeited, the             shares of Common Stock covered thereby will no longer be charged against the foregoing maximum share limitations and may again be made subject to Awards under the Plan pursuant to such limitations.
     Except as otherwise set forth herein, all other terms and provisions of the Plan shall remain in full force and effect.
     IN WITNESS WHEREOF, the Corporation has caused this First Amendment to the LifePoint Hospitals, Inc. Amended and Restated 1998 Long-Term Incentive Plan to be duly executed and delivered as of the 13th day of May, 2008.

LIFEPOINT HOSPITALS, INC.
By:	/s/ John Bumpus
Executive Vice President and
Chief Administrative Officer